Exhibit 99.1
May 27, 2011
Re: Update on Digitiliti and Stockholder Communication
Dear Fellow Digitiliti Stockholders:
The purpose of this communication is to address the following:
•	A request for a Special Meeting of the Stockholders

•	Business Progress

•	Personal Message from Ehssan Taghizadeh, CEO
Special Stockholders Meeting
On April 26, 2011 and May 4, 2011, certain stockholders of the Company submitted proposals to the Company stating that they represented a group of stockholders and potential investors that would invest up to $1,500,000 via a convertible note offering. The proposal included a set of conditions which required the Company to relinquish substantial control to the investor group.
These proposals were discussed by the Board of Directors and were rejected. This information was communicated to these stockholders via email and then telephonically. Among the reasons for the rejection:
•	The additional short term debt and the incurred interest would create a financial burden that would likely curtail business growth.

•	The disruption of the Management Team, a condition required by the investors, would delay the programs that are targeted to generate new customers and decrease the Company’s probability of success.

•	The proposed approach would be detrimental to the holders of common stock based on the conversion price proposed and the “floating” nature of the conversion price was unacceptable.

•	Neither of the term sheets were binding nor was the commitment of funds clear.
The Board did agree that an equity investment proposal from this group would be both welcomed and reviewed by the Board of Directors.
The Company then received a request on May 12, 2011 from the group for a Special Meeting of the Stockholders. The request was not proper under Delaware law or the Company’s Certificate of Incorporation and Bylaws and the Board of Directors does not believe that a Special Meeting of Stockholders is in the best interest of the Stockholders or the Company at this time.
A Special Meeting of the Stockholders of Digitiliti, Inc., a Delaware Corporation, can only be called by the CEO or the Board of Directors. Neither has a plan to call a Special Meeting of the Stockholders at this time, but the company presently intends to hold its annual Stockholders meeting in October or November 2011.

Business Progress
Alignment of the Management Team, Employees and the Board.
The Board is working with and supports the management team as they unify their efforts to secure new customers and product sales. A new sales team and restructured sales strategy is showing improved sales execution and increasing the list of potential customers. The planned addition of a Sales Executive should augment the Company’s leadership.
Overall, the management team continues to strengthen and meet customer needs. Weekly employee communications have been established to discuss strategy, the plan, and the metrics to deliver the results, which data gets shared periodically with the Board.
The management team believes there is a bright future for Digitiliti and the Company believes that the renewed selling effort and collaborative team approach developed recently will begin to show results.
Status of Products and Sales
Digitiliti’s Universal Archive Platform is the world’s first and only unified platform for identifying, capturing, deducing, securing, indexing, storing and archiving any type of unstructured data. Its user-centric, patent-pending architecture, that provides users complete visibility to their data by solving the unstructured data issues of today.
Digitiliti has completed agreements with key customers such as a global organization in financial services sector with over $1.2b market cap, a large national provider of pharmacy and home health services, and AMSI, while starting pilot projects for evaluation by a large US government organization, a large multinational enterprise in document management, a large global enterprise in building automation and a large Minnesota based law firm. Additionally, there are dozens of medium sized businesses evaluating the solution and many are expected to implement the product during the second half of 2011.
The relationship with the DigiBAK vendor, Asigra, has been renegotiated including an upgrade to a new version of the software. The DigiBAK storage system is also being upgraded to increase capacity. A renewed sales emphasis is underway to communicate the new and improved DigiBAK capability and to capture new customers and to increase usage by the current customers.
Message from Ehssan Taghizadeh, CEO
While we are proud of the many ways we have risen to meet the challenges faced; we also are keenly aware of the ongoing imperative to continually innovate, improve, deploy, and sell — to get smarter, better and faster in service to our clients. This is the only way we will be able to thrive going forward. We believe we are much closer to achieving new business that will result in being cash-flow positive.

We have reduced the expense rate significantly from the 2010 monthly run rate as stated in our released financials and, in addition, the debt has been substantially reduced which correspondingly reduces the near term cash requirement.
In addition, the website has been re-launched and we are working on programs to re-launch our newly upgraded DigiBAK product through our existing VAR channel which we expect will add new revenue. I have also been interviewed by key industry analysts from Gartner and Storage Switzerland which has had the effect of introducing our product to industry technology heavyweights, like Dell.
There have been no easy answers in the past six months, only hard choices. And critical challenges remain at this point. As CEO, the number one responsibility is to build stockholder value through sales and earnings growth.
I have taken stock in lieu of salary for six months because of my deep commitment to and belief in the future of our Company. These are both exciting and challenging times in our Company, and the number one concern for the entire team is the generation of new business.
In summary, a Special Meeting of Stockholders will not be called at this time, and the Board did agree that an equity investment proposal from this group would be both welcomed and reviewed by the Board of Directors.
Sincerely,
Ehssan Taghizadeh
Safe Harbor Statement
Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act. These are statements related to future, not past, events. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “expect”, “anticipate”, “forecast”, “intend”, “plan”, ”believe”, “seek”, “may”, “will”, “estimate”, and similar expressions describing future events, performance or valuations. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These forward-looking statements reflect the Company’s expectations or beliefs concerning future events. For us, forward-looking statements are intended to communicate strategic direction, not to commit to forward performance or company valuations. Particular uncertainties arise from competition we face from other providers, uncertainties arising from our partners, our ability to finance the business, dependence on third-party suppliers, government regulation and other risks. The Company also cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectation, including, but not limited to, changes in economic and market conditions, sales prospects and product enhancements, timing and magnitude of future contracts, fluctuations in margins, revenues and expenses, the introduction of new products and technology and other risks noted in the Company’s SEC filings, including its Annual Report on Form 10-K for its 2010 fiscal year. Forward-looking statements are made in the context of information available as of the date stated. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.